EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Sonus Pharmaceuticals, Inc. for the registration of 5,895,102 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2003, with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Seattle, Washington
August 13, 2003